EXHIBIT 23.3

              [Aircraft Information Services, Inc. Letterhead]



The Board of Directors
US Airways, Inc.

         We consent to the use of our report dated September 25, 2000, included in US Airways, Inc.'s Prospectus and Registration Statement on Form S-4, relating to the exchange offer of registered Class C Pass Through Certificates, Series 2000-3, for unregistered Class C Pass Through Certificates, Series 2000-3, by US Airways, Inc. and to the reference to our firm in such Prospectus and Registration Statement on Form S-4.


                                        Aircraft Information Services, Inc.


                                        By:   /s/ Fred E. Bearden
                                              --------------------------------
                                                  Fred E. Bearden
                                                  President


October 23, 2001